Exhibit 99.1

Contact:	Robert P. Borchert
VP-Investor Relations
(404) 728-2906
robert.borchert@ndchealth.com

NDCHealth Announces Results to Date and Extension of the

Previously Announced Cash Tender Offer

ATLANTA - December 22, 2005 - NDCHealth Corporation (NYSE: NDC) announced today the extension of the expiration date for the previously announced cash tender offer and consent solicitation for its $200 million outstanding of 10 1/2% senior subordinated notes due 2012 from 12:00 midnight, New York City time, on Monday, January 9, 2006 to 5:00 p.m., New York City time, on Thursday, January 19, 2006. As of 5:00 p.m. New York City time today, the consent payment deadline, the company received tenders and consents from holders of $197.6 million in aggregate principal amount of the Notes, representing approximately 98.1% of the outstanding Notes.

As previously announced, the requisite consents to adopt the proposed amendments to the indenture governing the Notes, including shortening the redemption notification period from 30 days to three days, have been received, and a supplemental indenture to effect the proposed amendments described in the Offer to Purchase and Consent Solicitation Statement dated December 9, 2005 has been executed. However, the amendments will not become operative until the Notes are accepted for payment pursuant to the terms of the tender offer.

It is expected that the total consideration will be calculated at 2:00 p.m., New York City time, on Thursday, January 5, 2006. The completion of the tender offer and consent solicitation is subject to the satisfaction or waiver by the company of a number of conditions, as described in the Offer to Purchase and Consent Solicitation Statement dated December 9, 2005.

Copies of the Offer to Purchase and Consent Solicitation Statement may be obtained from MacKenzie Partners, Inc., the information agent for the transaction, at (800) 322-2885 (US toll free) or, for bankers and brokers (212) 929-5500. Questions may be directed to Banc of America Securities LLC, High Yield Special Products, at (888) 292-0070 (US toll-free) and (704) 388-9217 (collect).

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of management of both NDCHealth and Per-Se Technologies. There are a number of risks and uncertainties that could cause actual results to differ materially from the expectations of management. You are encouraged to consult the filings which each of NDCHealth and Per-Se make with the Securities and Exchange Commission for more information concerning such risks and uncertainties. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. The tender offer and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated December 9, 2005. The CUSIP numbers for the subordinated senior notes are 639480AC6 and 639480AB8.

This communication is being made in respect of the proposed merger involving NDCHealth Corporation and Per-Se Technologies. This communication shall not constitute an offer of any securities for sale. Per-Se and NDCHealth have filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement/prospectus and other relevant documents concerning the proposed merger. Stockholders of NDCHealth and Per-Se are urged to read the registration statement and the joint proxy statement/prospectus, and any other relevant documents filed with the SEC, because they contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from NDCHealth’s website (www.ndchealth.com) under the tab “Investor Relations” through the “SEC Filing” link or from Per-Se’s website (www.per-se.com) under the tab “Investors” through the “SEC Filing” link.